Supplemental Agreement No.25
(CSN/BUS/TRA/03/C007)

This Supplemental Agreement is made on the 29 November 2004.

This Supplemental Agreement is made between China Digital satNet Limited ("CSN") and Digital Network Alliance (HK) Limited ("DNA") and supplemental to the Service Agreement No. CSN/BUS/TRA/03/C007 (" the Service Agreement "). CSN and DNA agreed to the following amendments under the Service Agreement as follows:

1. CSN shall provide Internet Backbone Access via Satellite and SCPC Services with SinoSat-1 C-band capacity (DVB/IP+SCPC return channel) and CSN teleport service. The services are as follows:

1.1.

Customer ID	Original Bandwidth (kbps)	Present Bandwidth (kbps)	Increased Bandwidth (kbps)	Effective Date	Mbps/ Monthly Service Fee	Increased Service Fee /Monthly	Total Monthly Service Fee
Xwys-002	0	1024	1024	2004/11/27	2350	USD4700	USD4700
MCI-IP	10	10	0	2004/11/05	835	HKD-7890	HKD8350
DVB	10CIR100%	20CIR100%	10CIR100%	2004/12/01	1800	USD18,500 9500	USD36,000
DVB	10CIR25%	0	0	2004/12/01	0	USD 7,000	USD0

1.2. Installation charge is HK$ 3,990.00 for the one month notice charge for the previous Wharf T&T's Local Loop Charge. CSN and DNA agreed to shared this charge and DNA shall pay HK$1,995

1.3. CSN and DNA agreed that DNA will pay USD1,800 per MBps (1 Dec, 2004) and take charge of the full DVB IP platform which is 20Mbps CIR100% DVB rate (QPSK,FEC=7/8, 20.5Mhz ,about 21Mbps), with the exception of the 1Mbps DVB that CSN keeps it only for bandwidth control and testing by SINO request. This price will be reviewed in March 2005 and adjust it to a target of USD 2000 per mbps or reduce the DVB pool size or DNA would have migrated a few bigger customers to the new 8psk platform.

2. All terms used herein and not otherwise defined are used as defined in the Service Agreement.

3. This Supplemental Agreement forms part of the Service Agreement. Save as provided herein, all terms and conditions set out in the Service Agreement shall remain in full force and effect and binding on the parties.

4. Upon the expiry of the Service Period, the Services shall be automatically renewed on a monthly basic unless otherwise stated.

5. A clear picture for the summary of handwidth subscribed by DNA is attached herewith as **Annex 25-1** for the purpose of easy calculation.

Internet backbone (UUlink)			
Supporting Doc	Bandwidth (Mbps)	Expiry Term	Charge (HK$)
Supplementary Agt No. 25	10	Six Months	$8350
TOTAL	**10 (10PVC)**		**HK$8350**

NB: Upon the expiry of the Service Period, the Services shall be automatically renewed on a monthly basis except for the basic DVB Carrier service which is to be renewed according to prior approval by both parties .

ANNEX25-1
(BUS/TRA/03/C007)

Summary of Bandwidth Subscribed by DNA
(Supplementary Agreement No.25, dated 29 November, 2004)

This annex outlines all the charges listed in Contract No. BUS/TRA/03/C007 including that of the supplemental agreements. It would be updated from time to time according to the changes of the services and would be attached to every supplemental agreement. In this connection, both parties agree to base on this annex for calculation and payment. Other terms and conditions remain unchanged.

SCPC Return Channel					
Supporting Doc	Customer ID	Locations	Bandwidth (Kbps)	Expiry Term	Charge (US$)
Supplementary Agt No. 19	CircleCom	Indo => HK	1536/640	Monthly	$4,993.75
Supplementary Agt No. 23	Ind-Jak	Indo => HK	512	Monthly	$1,175.00
Supplementary Agt No. 17	Ind-MK	Indo => HK	320	Monthly	$734.38
Supplementary Agt No. 23	Ind-Sura	Indo => HK	256	Monthly	$587.50
Supplementary Agt No. 16	DK-Ecom	Bang ⇔HK	1664/1408	27/11/2004	$7,050.00
Supplementary Agt No 16		Mongolia-HK	256/256	25/03/2004	$1,175.00
Supplementary Agt No. 24	Ind-Bali	Indo => HK	896	13/11/2004	$2,056.25
Supplementary Agt No.21	Aceh	Ind=>HK	128	Monthly	$293.75
Supplementary Agt No 23	Bangladesh	Bang⇔HK	320/416	Monthly	$1,689.00
Supplementary Agt No.24	Xways	Bang⇔HK	256/256	Monthly	$1,175.00
Supplementary Agt No.25	Xways-2	Bang⇔HK	1024/1024	Monthly	$4,700.00
TOTAL BANDWIDTH			11,168Kbps (10.91Mbps)		
TOTAL MONTHLY CHARGE					$25,630.00

DVB Carrier			
Supporting Doc	Bandwidth (Mbps)	Expiry Term	Charge (US$)
Supplementary Agt No.25	20 CIR 100%	Three Months	$36,000

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IN WITNESS whereof the parties have caused this Supplemental Agreement to be executed the date and year first above written.

China Digital satNet Limited

Name : Ku Ngai

Title : Vice GM, Business Department

Digital Network Alliance (HK) Limited

Name : Terence Yap

Title: Director

ANNEX6-1

(BUS/TRA/02/C047)

Summary of Bandwidth Subscribed by DNA
(Supplementary Agreement No.6, dated 15th November, 2004)

This annex outlines all the charges listed in Contract No. BUS/TRA/02/C047 of the supplemental agreements included. It would be updated from time to time according to the changes of the services and would be attached to every supplemental agreement. In this connection, both parties agree to base on this annex for calculation and payment. Other terms and conditions remain unchanged.

SCPC Return Channel					
Supporting Doc	Customer ID	Locations	Bandwidth (Kbps)	Expiry Term	Charge (US$)
Supplementary Agt No. 4	Mongolia1	MG <=> MG	64	Monthly	137.5
Supplementary Agt No. 4	Mongolia1-2	MG <-> MG	128	Monthly	275
Supplementary Agt No. 4	Mongolia2-1	MG< => MG	64	Monthly	137.5
Supplementary Agt No. 4	Mongolia2-2	MG <=> MG	128	Monthly	275
Supplementary Agt No. 6	Mongolia4	MG <-> MG	64X2	Monthly	275
BUS/TRA/02/C047	Mongolia	Mg^ HK	4096/2048	2004.12.14	13800
TOTAL BANDWIDTH			6848KBPS (6.6875MBPS)		
TOTAL MONTHLY CHARGE					**$14900**

NB: Upon the expiry of the Service Period, the Services shall be automatically renewed on a monthly basis except for the basic SCPC Carrier service which is to be renewed according to prior approval by both parties .

Supplemental Agreement No.6
(CSN/BUS/TRA/02/C047)

This Supplemental Agreement is made on the 15th November 2004.

This Supplemental Agreement is made between China Digital satNet Limited ("CSN") and Digital Network Alliance (HK) Limited ("DNA") and supplemental to the Service Agreement No. CSN/BUS/TRA/02/C047(" the Service Agreement "). In consideration of the satellite marketing has been changed, the Parties hereto agree as follows:

1. CSN and DNA agreed that the service agreement and its supplements would be upgraded, the changed services and payment are as follows:

Customer ID	Original Bandwidth (kbps)	Present Bandwidth (kbps)	Increased Bandwidth (kbps)	Effective Date	Mbps/ Monthly Service Fee	Increased Service Fee /Monthly	Total Monthly Service Fee
Mongolia	0	64X2	128	2004/11/14	2300	275	275

2. All terms used herein and not otherwise defined are used as defined in the Service Agreement.

3. This Supplemental Agreement forms part of the Service Agreement. Save as provided herein, all terms and conditions set out in the Service Agreement shall remain in full force and effect and binding on the parties.

4. A clear picture for the summary of bandwidth subscribed by DNA is attached herewith as **Annex 6-1** for the purpose of easy calculation.

5. Upon the expiry of the Service Period, the Services shall be automatically renewed on a monthly basic unless otherwise stated.

IN WITNESS whereof the parties have caused this Supplemental Agreement to be executed

the date and year first above written.

China Digital satNet Limited	Digital Network Alliance (HK) Limited
Name : Ku Ngai	Name : Terence Yap
Title : GM, Business Department	Title : Director